SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)  November 25, 1998
                                                  -----------------

                     PELICAN PROPERTIES, INTERNATIONAL INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



              Florida                   0-23075              65-0616879
--------------------------------------------------------------------------------
    (State or other jurisdiction    (Commission File       (IRS Employer
           or incorporation)             Number)         Identification No.)



                  12520 S.W. 195 Terrace, Miami, Florida 33177
                  --------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code (305) 251-4060
                                                          --------------


                 -----------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

         (a) On November 25, 1998, Pelican Properties International, Inc. (the "Company"), through its wholly owned subsidiaries, Ohio Key I, Inc. and Ohio Key II, Inc., "Subsidiaries" purchased the Palmer Inn Hotel located in Princeton, New Jersey for $7,500,000. $2,500,000 was paid in cash and the remaining balance was satisfied through debt. The consideration was determined through internal analysis by management. The cash was drawn from the proceeds held in the Company's 1031 exchange account that was established by the sale of the Subsidiaries' assets in May 1998. The seller has no material relationship with the Company or any of its affiliates, directors or officers, or any associate of any such director or officer.


                  On November 30, 1998, Pelican Properties International, Inc. (the "Company"), through its wholly owned subsidiaries, Ohio Key I, Inc. and Ohio Key II, Inc., "Subsidiaries" purchased the Chamberlain Hotel located in Hampton Roads, Virginia for $5,350,000. $2,350,00 was paid in cash and the remaining balance was satisfied through debt. The consideration was determined through internal analysis by management. The purchase funds were drawn from the proceeds held in the Company's 1031 exchange account that was established by the sale of the Subsidiaries' assets in May 1998. The seller has no material relationship with the Company or any of its affiliates, directors or officers, or any associate of any such director or officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

         (a) (4) Financial statements required by Item 7 will be filed by the Company on or before February 8, 1998 and February 13, 1998 respectively.

         (c)     10.15   Agreement of Sale (to be filed by amendment)

                 10.16   Agreement of Sale (to be filed by amendment)

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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PELICAN PROPERTIES INTERNATIONAL, INC.



                                      By:/s/Timothy M. Benjamin
                                         ---------------------------------------
                                            Timothy M. Benjamin, CFO/Treasurer


DATED:  December 7, 1998



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